UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

RIMROCK GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-149552	75-3266961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155

Las Vegas, NV 89103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-854-7970

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement

On February 2, 2015, the Company entered into an employment agreement with Jordan Starkman as Chief Executive Officer and Chief Financial Officer of the Company for an initial term ending on February 2, 2018, with an automatic renewal for an additional year unless the Agreement is terminated by advance notice. Mr. Starkman also served as a director of the Company. Mr. Starkman’s base salary per year will be $75,000, subject to adjustments to be determined by the board of directors. Mr. Starkman shall receive 7,000,000 shares of our common stock upon execution of the agreement. If the agreement is terminated by the executive for Good Reason (as defined in the agreement) or by the Company without cause or on account of the Company's failure to renew the agreement, Mr. Starkman shall be entitled to receive the accrued but unpaid based salary and expenses, as well as a lump sum payment equal to three times the sum of the base salary for the year in which the termination occurs, and a grant of 10,000,000 non-dilutive shares of the Company’s common stock.

On February 2, 2015, the Company entered into an employment agreement with Richard R. Redfern as VP Exploration of the Company for an initial term ending on February 2, 2018, with an automatic renewal for an additional year unless the Agreement is terminated by advance notice. Mr. Redfern also served as a director of the Company. Mr. Redfern’s base salary per year will be $75,000, subject to adjustments to be determined by the board of directors. Mr. Redfern shall receive 7,000,000 shares of our common stock upon execution of the agreement. If the agreement is terminated by the executive for Good Reason (as defined in the agreement) or by the Company without cause or on account of the Company's failure to renew the agreement, Mr. Redfern shall be entitled to receive the accrued but unpaid based salary and expenses, as well as a lump sum payment equal to three times the sum of the base salary for the year in which the termination occurs, and a grant of 10,000,000 non-dilutive shares of the Company’s common stock.

The foregoing is a summary of the material terms of the Agreement, which should be reviewed in its entirety for additional information.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On January 28, 2015, the Company filed a certificate of amendment to the Secretary of State of the State of Nevada to increase its authorized shares which include (i) 1,900,000,000 shares of common stock, par value $0.001 par value per share, and (ii) 1,000,000 blank check preferred stock, $0.001 par value per share.

On February 3, 2015, our board of directors approved a Certificate of Designation for Series A Super Voting Preferred Stock. This newly designation class of preferred stock consists of five hundred thousand (500,000) shares. Series A Super Voting Preferred Stock votes together with our common stock at a rate of ten thousand (10,000) votes for each preferred share held. In any liquidation, holders of our Series A Super Voting Preferred Stock will receive liquidation preference. Shares of Series A Super Voting Preferred Stock have no dividend rights.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment, dated January 28, 2015
3.2	Certificate of Designation – Class A Convertible Preferred Stock
10.1	Employment Agreement with Jordan Starkman
10.2	Employment Agreement with Richard R. Redfern

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rimrock Gold Corp.

Dated: February 12, 2015	By:	/s/ Jordan Starkman
Name: Jordan Starkman
Title: President, Chief Executive Officer,